UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Touchstone Strategic Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
[ ]	Fee paid previously with preliminary proxy materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)

and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:

____________________________________________________________

2)Form, Schedule or Registration Statement No.:

____________________________________________________________

3)Filing Party:

____________________________________________________________

4)Date Filed:

____________________________________________________________

September 28, 2023

Touchstone Dynamic Allocation Fund

DEAR SHAREHOLDER,

There is less than one week until the adjourned Special Meeting of Shareholders of the Touchstone Dynamic Allocation Fund ("Fund"), being held October 2, 2023 at 3:30pm Eastern time. I am pleased to report that we are moving closer to passing the proposal to reorganize your Fund into the Touchstone Dynamic International ETF.

The Touchstone Board of Trustees recommends shareholders vote FOR the reorganization proposal.

Please join your fellow shareholders and take a moment to vote by following the instructions below.

     Vote by Phone by calling 1-888-575-2251 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10am to 11pm Eastern time.

Alternatively, if you would like to vote by internet or mail, please follow the instructions provided in previously sent materials. If you do not have access to that information, please call us at 1-888-575-2251 so we can help facilitate your voting.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Morrow Sodali Fund Solutions at 1-888-575-2251.

Thank you,

/s/E. Blake Moore, Jr.

E. BLAKE MOORE, JR.

PRESIDENT,

TOUCHSTONE STRATEGIC TRUST

TDAF_1002_OVNT